United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 2, 2014

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014, the Board of Directors of Realty Income Corporation (the “Company”) took the following actions concerning the executive officers of the Company:

•                  John P. Case, Chief Executive Officer, was appointed as President of the Company, effective as of October 1, 2014.  Mr. Case will retain his title as Chief Executive Officer.

•                  Sumit Roy, Executive Vice President, Chief Investment Officer, was appointed as Chief Operating Officer of the Company, effective as of October 1, 2014.  Mr. Roy will retain his title as Chief Investment Officer.  In connection with his appointment to Chief Operating Officer, the Compensation Committee increased Mr. Roy’s salary from $400,000 to $425,000.

•                  Gary M. Malino, President and Chief Operating Officer, will depart from the Company, effective as of October 1, 2014.  Mr. Malino will continue to serve as a consultant to the Company until January 31, 2015 pursuant to a consulting agreement entered into by the Company and Mr. Malino on September 3, 2014.  Under the consulting agreement, which will be effective as of October 1, 2014, Mr. Malino will receive a $20,000 monthly consulting fee and the opportunity to receive a bonus of up to $220,000 at the end of the consulting period, in an amount to be determined by the Company in its sole discretion.

Information about Messrs. Case and Roy, including biographical summaries, information about positions and offices each has held with the Company and information about each executive’s business experience, may be found in the Company’s definitive proxy statement for the 2014 Annual Meeting of Stockholders on Schedule 14A filed on March 21, 2014.

The Company anticipates that Mr. Malino will be eligible to receive a cash severance payment of approximately $1.16 million, as well as various other severance payments and benefits, in accordance with the non-cause termination provisions of Mr. Malino’s existing employment agreement and applicable equity-based award agreements with the Company.

Item 7.01                                 Regulation FD Disclosure

On September 3, 2014, the Company issued a press release announcing Mr. Malino’s termination as President and Chief Operating Officer and the appointment of Mr. Roy as Chief Operating Officer. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01                                 Financial Statements and Exhibits.

(d)          Exhibits

99.1        Press Release issued by the Company on September 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2014	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by the Company on September 3, 2014